Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105845 and No. 333-119556 of Wayne Savings Bancshares, Inc. on Forms S-8 of our report dated June 13, 2011 on our audit of the consolidated financial statements of Wayne Savings Bancshares, Inc. as of and for the years ended March 31, 2011 and 2010, which is included in this Annual Report on Form 10-K of Wayne Savings Bancshares, Inc., for the year ended March 31, 2011.

/s/ BKD, LLP

Cincinnati, Ohio
June 13, 2011